As Filed With the Securities and Exchange Commission
on April 30, 2004
Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GREENE COUNTY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Tennessee	62-1222757
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 North Main Street
Greeneville, Tennessee 37743-4992
(Address of Principal Executive Offices)

GREENE COUNTY BANCSHARES, INC.
2004 LONG-TERM INCENTIVE PLAN
(Full title of the plan)

R. Stan Puckett
Chairman and Chief Executive Officer
Greene County Bancshares, Inc.
100 North Main Street
Greeneville, Tennessee 37743-4992
(423) 639-5111
(Name, Address, and Telephone Number of Registrant’s agent for service)

Copy to:

Bob F. Thompson, Esq.
Bass, Berry & Sims PLC
315 Deaderick Street, Suite 2700
Nashville, Tennessee 37238-0002

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of securities	Amount to be	maximum offering	maximum aggregate	Amount of
to be registered	registered(1)	price per share	offering price(2)	registration fee
Common Stock, $2.00 par value	500,000 shares	$21.62	$10,810,000	$1,369.63

(1) Pursuant to Rule 416(a) under the Securities Act, includes an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) The offering price is estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(h) under the Securities Act and is based on the average of the bid and asking prices for the Common Stock on April 26, 2004.

PART I

Information Required in the Section 10(a) Prospectus

     Greene County Bancshares, Inc. (the “Registrant”) will send or give documents containing the information specified by Part I of this Form S-8 Registration Statement (the “Registration Statement”) to participants in the plan to which this Registration Statement relates, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registrant is not filing such documents with the SEC, but these documents constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

I-1

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

     The following documents filed by the Registrant with the SEC, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference and shall be deemed to be a part hereof from the date of filing of such document:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003; and

(2)	The Registrant’s Current Reports on Form 8-K filed January 28, 2004 and April 20, 2004 and Amendment to Current Report on Form 8-K/A filed on March 15, 2004.

     All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.

     Notwithstanding the foregoing, information furnished under Items 9 and 12 of our Current Reports on Form 8-K, including the related Exhibits, is not incorporated by reference in this registration statement or any prospectus delivered to participants in the plan to which this registration statement relates.

Item 4. Description of Securities.

     The Registrant is authorized to issue 15,000,000 shares of Common Stock, par value $2.00 per share (the “Common Stock”). As of April 29, 2004, 7,669,095 shares of Common Stock of the Registrant were issued and outstanding.

     Rights of Shareholders Generally. The holders of Common Stock are entitled to one vote per share and do not have any preemptive rights to purchase any securities subsequently issued by the Registrant. The absence of preemptive rights could cause the dilution of the shareholder’s interest in the Registrant without the specific authority of the shareholders.

     The holders of Common Stock are entitled to receive dividends as may be declared by the Board of Directors of the Registrant with respect to the Common Stock out of funds legally available therefore. In the event of liquidation, dissolution or winding-up of the affairs of the Registrant, the holders of outstanding shares of Common Stock will be entitled to share pro rata according to their respective interests in the Registrant’s assets and funds remaining after payment or provision for payment of all debts and other liabilities of the Registrant.

     Board of Directors; No Cumulative Voting. The Registrant’s board of directors is divided into three classes of directors serving staggered three-year terms. As a result, approximately one-third of the board of directors is elected each year. This provision, along with the provision authorizing the board of directors to fill vacant directorships or increase the size of the board of directors, may deter a shareholder from removing incumbent directors and gaining control of the board of directors by filling vacancies created by the removal with its own nominees.

     The shareholders of the Registrant have no cumulative voting rights. The absence of cumulative voting rights means that Registrant shareholders representing a plurality of the Registrant’s shares will be able to elect the entire Board of Directors and the remaining shareholders representing a minority of the Registrant’s shares will not be able to elect any directors.

     Advance Notice Provisions. The Registrant’s amended and restated charter establishes advance notice requirements for shareholder proposals and the nomination (other than by or at the direction of the Registrant’s board of directors or one of its committees) of candidates for election as directors. The advance notice requirements provide that for shareholder business or a shareholder proposal to be brought before a meeting, the shareholder must give notice of the business or proposal in writing no less than 40 and not more than 60 days prior to the meeting, except that if notice or public disclosure of the meeting is effected fewer than 50 days before the meeting, such written notice must be delivered to the corporate secretary not later than the close of the tenth day following the day on which notice of the meeting was mailed to shareholders.

     Authorized but Unissued Shares. The authorized but unissued shares of Common Stock are available for future issuance without shareholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of Common Stock could make it harder or discourage an attempt to obtain control of the Registrant by a proxy contest, tender offer, merger or otherwise.

     Tennessee Business Combination Act. The Tennessee Business Combination Act provides that an interested shareholder (defined as a person owning, either directly or indirectly, 10% or more of the voting securities in a Tennessee corporation) cannot engage in a business combination with that corporation unless the transaction takes place at least five years after the interested shareholder first becomes an interested shareholder, and unless either the transaction (a) is approved by at least two-thirds of the shares of the corporation not beneficially owned by an interested shareholder or (b) satisfies certain fairness conditions specified in the Tennessee Business Combination Act relating to the price to be paid to the non-interested shareholders in such transactions.

     These provisions apply to Tennessee corporations unless one of two events occurs. A business combination with an entity can proceed without the five-year moratorium if the business combination or transaction resulting in the shareholder becoming an interested shareholder is approved by the target corporation’s board of directors before that entity becomes an interested shareholder. Alternatively, the corporation may enact an amendment to its charter or bylaws to remove itself entirely from the Tennessee Business Combination Act. This amendment must be approved by a majority of the shareholders who have held shares for more than one year prior to the vote and may not take effect for at least two years after the vote.

     The Registrant’s amended and restated charter contains a provision that is substantially similar to the Tennessee Business Combination Act. Under the Registrant’s amended and restated charter, a business combination (as described therein) must be approved by the affirmative vote of at least 80% of the outstanding shares of voting stock and the affirmative vote of a majority of the outstanding shares of voting stock not including the voting stock beneficially owned by an interested shareholder (defined as a person owning, either directly or indirectly, 10% or more of the voting stock of the Registrant). This increased vote, however, is not required if the business combination is approved by a majority of the disinterested directors or if the business combination meets certain conditions specified in the amended and restated charter. The amended and restated charter also provides that this provision shall not be amended or repealed unless approved by both the affirmative vote of at least 80% of the outstanding shares of voting stock and the affirmative vote of a majority of the outstanding shares of voting stock not including shares beneficially owned by the interested shareholder.

     Tennessee Control Share Acquisition Act. The Tennessee Control Share Acquisition Act takes away the voting rights of a purchaser’s shares any time an acquisition of shares in a Tennessee corporation brings the purchaser’s voting power to 20%, 33-1/3%, or more than 50% of all voting power in such corporation. The purchaser’s voting rights can be maintained or re-established only by a majority vote of all the shares entitled to vote generally with respect to the election of directors other than those shares owned by the acquirer and the officers and inside directors of the corporation.

     The Tennessee Control Share Acquisition Act applies only to a corporation that has adopted a provision in its charter or bylaws declaring that the Tennessee Control Share Acquisition Act will apply.

     The Registrant’s amended and restated charter has adopted such a provision, and, therefore, the Registrant is subject to such act.

     Tennessee Greenmail Act. The Tennessee Greenmail Act prohibits a Tennessee corporation whose stock is registered or traded on a national securities exchange or registered with the Securities and Exchange Commission, from purchasing, directly or indirectly, any of its shares at a price above the market value of the shares from any person who holds more than 3% of the class of securities to be purchased if such person has held the shares for less than two years, unless the purchase has been approved by the affirmative vote of a majority of the outstanding shares of each class of voting stock issued by the corporation or the corporation makes an offer, of at least equal value per share, to all holders of shares of the class. Under the Tennessee Greenmail Act, the market value of the shares is defined as the average of the highest and lowest closing market price for the shares during the 30 trading days preceding the purchase and sale or preceding the commencement or announcement of a tender offer if the seller of the shares has commenced a tender offer or announced an intention to seek control of the corporation.

          The Registrant’s common stock is traded on the Nasdaq Stock Market and, therefore, is subject to such act.

     Limitation on Liability and Indemnification of Officers and Directors. The Registrant’s bylaws provide that the Registrant shall indemnify each present and future director and officer of the Registrant, or any person who may have served at its request as a director or officer of another company (and, in either case, his heirs, executors and administrators) to the full extent allowed by the laws of the State of Tennessee, both as now in effect and as hereafter adopted unless otherwise prohibited by federal law or regulations.

     The Registrant’s amended and restated charter provides that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Registrant to the fullest extent authorized by Tennessee law against all expense, liability and loss reasonably incurred or suffered by such indemnitee in connection therewith. The right to indemnification conferred by the Registrant’s amended and restated charter continues as to an indemnitee who has ceased to be a director or officer and inures to the benefit of the indemnitee’s heirs, executors and administrators. However, the right to indemnification conferred by the Registrant’s amended and restated charter does not extend to any proceeding (or part thereof) initiated by such indemnitee unless the proceeding (or part thereof) was authorized by the board of directors of the Registrant. The right to indemnification conferred in the Registrant’s amended and restated charter includes the right to be paid by the Registrant the expenses incurred in defending any such proceeding in advance of its final disposition if the following conditions are satisfied:

     (i) an undertaking is delivered to the Registrant, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal, that such indemnitee is not entitled to be indemnified for such expenses;

     (ii) delivery to the Registrant by the indemnitee of a written affirmation by the indemnitee (a) of his good faith belief that he has conducted himself in good faith, (b) that he reasonably believed, in the case of his official capacity with the Registrant, that his conduct was in the Registrant’s best interest, (c) that he reasonably believed, in all other cases, that his conduct was at least not opposed to the Registrant’s best interest, and (d) that, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; and

     (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification under Tennessee law.

     The Registrant’s amended and restated charter also provides that the Registrant may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses to any employee or agent of the Registrant to the fullest extent of the provisions of the Registrant’s amended and restated charter with respect to the indemnification and advancement of expenses of directors and officers of the Registrant.

     The Registrant’s amended and restated charter eliminates, with exceptions, the potential personal liability of a director for monetary damages to the Registrant and its shareholders for breach of a duty as a director. There is, however, no elimination of liability for:

-	a breach of the director’s duty of loyalty to the Registrant or its shareholders;

-	an act or omission not in good faith or which involves intentional misconduct or a knowing violation of law; or

-	any payment of a dividend or approval of a stock repurchase that is illegal under the Tennessee Business Corporation Act.

     The Tennessee Business Corporation Act (“TBCA”) provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if (i) the director or officer acted in good faith, (ii) in the case of conduct in his or her official capacity with the corporation, the director or officer reasonably believed such conduct was in the corporation’s best interests, (iii) in all other cases, the director of officer reasonably believed that his or her conduct was not opposed to the best interest of the corporation, and (iv) in connection with any criminal proceeding, the director or officer had no reasonable cause to believe that his or her conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as an officer or director of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. The TBCA also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that personal benefit was improperly received. Notwithstanding the foregoing, the TBCA provides that a court of competent jurisdiction, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, whether or not the standard of conduct set forth above was met.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     The Registrant’s bylaws provide that the Registrant shall indemnify each present and future director and officer of the Registrant, or any person who may have served at its request as a director or officer of another company (and, in either case, his heirs, executors and administrators) to the full extent allowed by the laws of the State of Tennessee, both as now in effect and as hereafter adopted unless otherwise prohibited by federal law or regulations.

     The Registrant’s amended and restated charter provides that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Registrant to the fullest extent authorized by Tennessee law against all expense, liability and loss reasonably incurred or suffered by such indemnitee in connection therewith. The right to indemnification conferred by the Registrant’s amended and restated

charter continues as to an indemnitee who has ceased to be a director or officer and inures to the benefit of the indemnitee’s heirs, executors and administrators. However, the right to indemnification conferred by the Registrant’s amended and restated charter does not extend to any proceeding (or part thereof) initiated by such indemnitee unless the proceeding (or part thereof) was authorized by the board of directors of the Registrant. The right to indemnification conferred in the Registrant’s amended and restated charter includes the right to be paid by the Registrant the expenses incurred in defending any such proceeding in advance of its final disposition if the following conditions are satisfied:

     (i) an undertaking is delivered to the Registrant, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal, that such indemnitee is not entitled to be indemnified for such expenses;

     (ii) delivery to the Registrant by the indemnitee of a written affirmation by the indemnitee (a) of his good faith belief that he has conducted himself in good faith, (b) that he reasonably believed, in the case of his official capacity with the Registrant, that his conduct was in the Registrant’s best interest, (c) that he reasonably believed, in all other cases, that his conduct was at least not opposed to the Registrant’s best interest, and (d) that, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; and

     (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification under Tennessee law.

     The Registrant’s amended and restated charter also provides that the Registrant may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses to any employee or agent of the Registrant to the fullest extent of the provisions of the Registrant’s amended and restated charter with respect to the indemnification and advancement of expenses of directors and officers of the Registrant.

     The Registrant’s amended and restated charter eliminates, with exceptions, the potential personal liability of a director for monetary damages to the Registrant and its shareholders for breach of a duty as a director. There is, however, no elimination of liability for:

-	a breach of the director’s duty of loyalty to the Registrant or its shareholders;

-	an act or omission not in good faith or which involves intentional misconduct or a knowing violation of law; or

-	any payment of a dividend or approval of a stock repurchase that is illegal under the Tennessee Business Corporation Act.

     The TBCA provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if (i) the director or officer acted in good faith, (ii) in the case of conduct in his or her official capacity with the corporation, the director or officer reasonably believed such conduct was in the corporation’s best interests, (iii) in all other cases, the director of officer reasonably believed that his or her conduct was not opposed to the best interest of the corporation, and (iv) in connection with any criminal proceeding, the director or officer had no reasonable cause to believe that his or her conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as an officer or director of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. The TBCA also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that personal benefit was improperly received. Notwithstanding the foregoing, the TBCA provides that a court of competent jurisdiction, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, whether or not the standard of conduct set forth above was met.

Item 7. Exemption from Registration Claimed.

     None.

Item 8. Exhibits.

4.1	Amended and Restated Charter, incorporated herein by reference to the Company’s Registration Statement on Form S-4 (Registration Statement No. 333-107842) filed with the SEC on August 11, 2003.

4.2	Amended and Restated Bylaws, incorporated herein by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 filed with the SEC on March 10, 2004.

5.1	Opinion of Bass, Berry & Sims PLC.

10.1	Greene County Bancshares, Inc. 2004 Long-Term Incentive Plan.

23.1	Consent of Crowe Chizek and Company LLC.

23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to the Registration Statement).

Item 9. Undertakings.

     A. The Registrant hereby undertakes:

            (1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that clauses (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    B. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greeneville, State of Tennessee, on this 30th day of April 2004.

GREENE COUNTY BANCSHARES, INC.
By:	/s/ R. Stan Puckett
R. Stan Puckett
Chairman and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints R. Stan Puckett and William F. Richmond and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date
/s/ R. Stan Puckett R. Stan Puckett	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	April 30, 2004
/s/ William F. Richmond William F. Richmond	Senior Vice President, Chief Financial Officer and Assistant Secretary (Principal Accounting and Financial Officer)	April 30, 2004
/s/ Phil M. Bachman Phil M. Bachman	Director	April 30, 2004
/s/ Charles S. Brooks Charles S. Brooks	Director	April 30, 2004
/s/ Bruce Campbell Bruce Campbell	Director	April 30, 2004
/s/ W.T. Daniels W.T. Daniels	Director	April 30, 2004
/s/ Jerald K. Jaynes Jerald K. Jaynes	Director	April 30, 2004
/s/ Terry Leonard Terry Leonard	Director	April 30, 2004

Signature	Title	Date
/s/ Ronald E. Mayberry Ronald E. Mayberry	Director	April 30, 2004
/s/ Kenneth R. Vaught Kenneth R. Vaught	Director	April 30, 2004
/s/ Charles H. Whitfield, Jr. Charles H. Whitfield, Jr.	Director	April 30, 2004

EXHIBIT INDEX

Exhibit 4.1 Amended and Restated Charter, incorporated herein by reference to the Company’s Registration Statement on Form S-4
(Registration Statement No. 333-107842) filed with the SEC on August 11, 2003.

Exhibit 4.2 Amended and Restated Bylaws, incorporated herein by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 filed with the SEC on March 10, 2004.

Exhibit 5.1 Opinion of Bass, Berry & Sims PLC.

Exhibit 10.1 Greene County Bancshares, Inc. 2004 Long-Term Incentive Plan.

Exhibit 23.1 Consent of Crowe Chizek and Company LLC.

Exhibit 23.2 Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).

Exhibit 24.1 Power of Attorney (included on the signature page to the Registration Statement)